EXHIBIT 10.2

                        STOCK OPTION AGREEMENT UNDER THE
                 CAPITOL CITY BANCSHARES, INC. STOCK OPTION PLAN

         THIS STOCK OPTION AGREEMENT (the "Agreement") entered into this 13th day of July, 1999, between CAPITOL CITY BANCSHARES, INC. (hereinafter called the "Company"), a bank holding company incorporated under the laws of the State of Georgia, and GEORGE G. ANDREWS (hereinafter called the "Employee"), a salaried employee of Capitol City Bank and Trust Company, a wholly-owned subsidiary of the Company (hereinafter called the "Bank").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, on the date first above written, the Company granted to the Employee the option hereinafter described pursuant to, subject to and upon the terms and conditions set forth in the Capitol City Bancshares, Inc. Stock Option Plan adopted by the Board of Directors of the Company on July 13, 1999 (a copy of which is incorporated herein by reference thereto and hereinafter called the "Plan"), and promptly thereafter notified the Employee of the grant of such option, and

         WHEREAS, the Company and the Employee desire to enter into this Agreement to reduce their agreement relating to the grant of the option to writing.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the good and valuable services rendered by the Employee to the Bank in the past and to be rendered in the future, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

         1. GRANT OF OPTION. Pursuant to the Plan and action of the Board of Directors of the Company on July 13, 1999, the Company does hereby irrevocably grant to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase ten thousand (10,000) shares (the "Shares") of the $6.00 par value common stock of the Company as authorized at the date hereof (the "Common Stock") on the terms and conditions herein set forth (hereinafter called the "Option").

         2. PURCHASE PRICE. The purchase price of the Shares of Common Stock subject to the Option shall be Ten Dollars ($10.00) per share, the fair market value of the Common Stock on the date of grant.


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         3.       VESTING OF OPTION.

                  (a) This Option to purchase Shares shall be vested immediately and may be exercised by said Employee at any time during the term of this Option as to the number of Shares.

         4.       EXERCISE OF OPTION.

                  (a) The Option shall be exercisable in whole, at any time, or in part, from time to time, during the term of the Option as to all or any of the Shares then purchasable under the Option, but not as to less than 100 shares (or the remaining Shares then covered by the Option if less than 100 shares) at any one time. The term of the Option shall be ten (10) years from the date hereof or such shorter period as is prescribed in Paragraphs 4(d), 4(e), 4(f), 4(g) and 4(h) hereof. Provided, however, if such Employee should breach any covenant regarding proprietary information or other protective covenants of an employment agreement with the Company or Bank following termination, then any Option granted hereunder but not exercised as of the date of such breach shall be immediately forfeited.

                  (b) Except as provided in said Paragraphs 4(d), 4(e), 4(f), 4(g) and 4(h), this Option shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or a subsidiary of the Company. The holder of the Option shall have none of the rights of a stockholder with respect to the Shares of Common Stock subject to the Option until such Shares shall have been issued to him upon the exercise of the Option.

                  (c) At the discretion of the Board of Directors or the Committee (as the case may be) the time within which the Options herein granted may be exercised may be accelerated.

                  (d) In the event that the employment of Employee with the Company or Bank is terminated, voluntarily or involuntarily, by reason of a Change in Control or retirement, all vested and exercisable Options granted hereunder to such Employee shall be exercisable until the earlier of the Option Termination Date or the date three (3) months after the date of such Employee's date of termination and if not exercised within said three-month period shall be forfeited.

                  (e) In the event that the employment of Employee with the Company or Bank is terminated by reason of such Employee's death, all vested and exercisable Options granted hereunder to such Employee shall be exercisable until the earlier of the Option Termination Date or the date one year after the date of death of such Employee and if not exercised within said one (1) year period shall be forfeited. Any such vested Option of a


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deceased Employee may be exercised prior to their expiration only by a personal representative or a person or persons to whom such Employee's rights in the Option pass by will or by the laws of descent and distribution.

                  (f) In the event that the employment of Employee with the Company or Bank is terminated by reason of such Employee becoming Totally Disabled, all vested and exercisable Options granted hereunder to such Employee shall be exercisable until the earlier of the Option Termination Date or the date one (1) year after the date of such Employee's Termination.

                  (g) In the event that the employment of Employee with the Company or Bank is terminated for Cause, all vested and exercisable Options granted hereunder to such Employee shall be exercisable until the earlier of the Option Termination Date or the date thirty (30) days after Employee's date of termination.

                  (h) In the event Employee is terminated for any reason other than following a Change in Control, retirement, upon Employee's death or becoming Totally Disabled, or for Cause, all vested and exercisable Options as of such Employee's date of termination shall expire on the earlier of the Option Termination Date or the date thirty (30) days after such Employee's date of termination.

                  (i) A leave of absence approved in writing by the Board shall not be deemed a termination of employment but no Option may be exercised during any such leave of absence.

         5. NONTRANSFERABILITY OF OPTION. The Option shall not be transferable by the Employee otherwise than by will or the laws of descent and distributions, and the Option is exercisable, during his lifetime, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any attachment or similar process upon the Option, the Option shall be null and void and without effect.

         6.       CHANGE OF COMMON STOCK.

                  (a) In the event that the Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the corporation or of another kind of shares of stock or other securities of the corporation or of another corporation (whether by reason of merger,


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consolidation, recapitalization, reclassification, split up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company which was theretofore appropriated, or which thereafter may be subject to an Option under the plan, the number and kind of shares of stock or other securities into which each outstanding share of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended by the Board, as defined in the Plan, as to price and other terms, as may be necessary to reflect the foregoing events.

                  (b) If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if the Board or the Committee (as the case may be) shall, in its sole discretion, determine that such change equitably requires an adjustment in any option which was heretofore granted or which may thereafter be granted under the plan, then such adjustment shall be made in accordance with such determination.

                  (c) Fractional shares of Common Stock resulting from any adjustments in Options pursuant to this section shall be settled as the Board or Committee shall determine. The grant of an Option pursuant to the plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes or its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any parts of its business or assets.

         7.       MISCELLANEOUS.

                  (a) This Option Agreement does not confer upon the Employee any right to continue in the employ of the Bank or of any parent corporation, nor does it interfere in any way with the right of the Bank or of any such parent corporation to terminate the employment of the Employee at any time.

                  (b) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its corporate headquarters in Atlanta, Georgia, Attention: Secretary of Capitol City Bancshares, Inc. Such notice shall (a) state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and (b) be signed by the person or persons so exercising the Option or, in the event the Option is being exercised pursuant to Paragraph 4(e) hereof by any person or persons other than the Employee, accompanied by appropriate proof of the right of such person or persons other than the Employee to exercise the Option. Such notice shall either (i) be accompanied by payment of the full purchase price of such Shares, in which event the

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Company shall issue and deliver a certificate or certificates representing such
Shares as soon as practicable after the notice is received, or (ii) fix a date (not less than five nor more than ten business days from the date such notice is received by the Company for the payment of the full purchase price of such Shares at the Company's principal office, against delivery of a certificate or certificates representing such Shares. Payment of such purchase price shall, in either case, be made by certified or bank cashier's check payable to the order of "Capitol City Bancshares, Inc." or by delivery of shares of the Company owned by the Director with a market value in the amount of the exercise price of the Shares being purchased. All Shares issued as provided herein will be fully paid and nonassessable.

                  (c) The Company shall at all times during the term of this Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection with the issue of Shares pursuant hereto and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

                  (d) As used herein, the term "parent corporation" shall mean any present or future parent corporation of the Bank.

                  (e) This Option Agreement has been entered into pursuant to
Article VIII of the Plan and the Option shall not be exercisable until all the terms and conditions of such section have been met.

                  (f) The Option is effective as of the date hereof, subject as to exercise of Paragraphs 4 and 7(h), but shall expire thirty (30) days after the date of grant if the Employee does not execute and deliver a copy of this Option Agreement to the Company on or prior to that date.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, it is the intention that the Option qualify as an "incentive stock option" under said Section 422 of the Code and the Plan. This Agreement is also deemed to contain such other terms or conditions as may be necessary (and not contain any terms or conditions inconsistent with said Section 422) so that the Option qualifies as an incentive stock option under said Section 422 of the Code.

                  (h) As a condition to the exercise of an Option, the Board may in its sole discretion, require the Employee to pay, in addition to the purchase price of the Shares covered by the Option, an amount in cash or shares equal to any federal, state and local taxes that may be required to be withheld in connection with the exercise of such Option.


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                  (i) Employee will promptly give the Company written notice at its corporate headquarters, now in Atlanta, Georgia, Attention: Secretary of Capitol City Bancshares, Inc., of any sale of any Shares purchased pursuant to the Option which is made within twelve months after the date of exercise of the Option or twenty-four months from the date of grant.

                  (j) This Stock Option Agreement has been entered into pursuant to and shall be governed by the laws of the State of Georgia.

                  (k) All capitalized terms in this Agreement not defined herein shall have the same meaning as given such terms in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be exercised by its duly authorized officers, and the Employee has hereunto set his hand and affixed his seal, the day and year first above written.

"COMPANY"                          "EMPLOYEE"

CAPITOL CITY BANCSHARES, INC.


BY:______________________________   _________________________________
       Chairman                     GEORGE G. ANDREWS


ATTEST:__________________________
              Secretary